Exhibit 99.1

MEDIA ADVISORY	FOR IMMEDIATE RELEASE CONTACT: Investor Relations (713) 849-9911 IR@flotekind.com

Flotek Industries Announces Third Quarter Earnings Schedule, Provides Update on Colorado Commercial Operations

HOUSTON, November 4, 2013 /PRNewswire/ — Flotek Industries, Inc. (“Flotek” or the “Company”) (FTK) will host a conference call on Thursday, November 7, 2013, at 7:30 a.m. Central Standard Time to discuss its operating results for the quarter ended September 30, 2013. Flotek intends to provide dial-in information through a press release on November 6, 2013.

Flotek plans to file its 10-Q after the market close on Wednesday, November 6, 2013. In addition, the Company will provide additional details regarding operating results in a press release after the market close on November 6, 2013.

Colorado Severe Flooding Update

As reported by Flotek in October, the severe rains and associated flooding in Colorado in September had a meaningful impact on the Company’s chemical sales in the Denver-Julesburg Basin (“D-J Basin”) during the second-half of the month. After a complete review of all business, delayed orders and anticipated commercial activity, weather impacted the Company’s commercial sales by more than $3 million, a large part of which would have been comprised of CnF® sales.

In addition, while commercial activity has now stabilized to levels slightly above pre-storm levels, decreased activity continued into the first two weeks of October. While no business was permanently lost, entire drilling and completion programs in the region were notably delayed.

“As confirmed in recent statements by our colleagues at major service companies in the D-J Basin, the impact of the Colorado floods on operations and infrastructure was both prolonged and pervasive,” said John Chisholm, Flotek Chairman, President and Chief Executive Officer. “While our concerns remain with the long-term recovery of the region and the people who were displaced as a result of flooding, we are pleased that our business has recovered after a somewhat prolonged period of recovery, largely a result of the challenges related to infrastructure availability and relocation. Moreover, our business has accelerated in recent weeks to near-record levels in the region.”

Flotek Industries, Inc.	Media Release FOR IMMEDIATE RELEASE – Page 2 of 2	November 4, 2013

About Flotek Industries, Inc.

Flotek is a global developer and distributor of a portfolio of innovative oilfield technologies, including specialty chemicals and down-hole drilling and production equipment. It serves major and independent companies in the domestic and international oilfield service industry. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.”

For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements:

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.‘s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.

SOURCE Flotek Industries, Inc.